UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 17, 2009

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

423 West 300 South
Suite 200
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(801) 649-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2009, Steven R. Rogel accepted an appointment as a director of EnergySolutions, Inc. (the “Company”).   As part of his service on the Board of Directors of the Company, Mr. Rogel will initially serve on the Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Rogel, age 66, was elected Chairman of the Board of Weyerhaeuser Company in 1999 and was President and Chief Executive Officer and a director thereof from December 1997 to January 1, 2008 when he relinquished the role of President. He relinquished the CEO role in April of 2008 and retired as Chairman as of April 2009. Prior to joining Weyerhaeuser, Mr. Rogel was Chief Executive Officer, President and a director of Willamette Industries, Inc. He served as Chief Operating Officer of Willamette Industries, Inc. until October 1995 and, before that time, as an executive and group vice president for more than five years. Mr. Rogel is a director of Union Pacific Corporation, where he is a member of the Corporate Governance and Compensation Committees, and is a director of the Kroger Company, where he is a member of the Corporate Governance and Financial Policy Committees.  Mr. Rogel received a Bachelor of Science in Chemical Engineering from the University of Washington.

There are no arrangements or understandings between Mr. Rogel and any other person pursuant to which he was elected as a director.  Mr. Rogel’s compensation as a director will be provided on the same basis as that provided to the Company’s other non-management directors, as further described in Item 8.01 below and incorporated herein by this reference.  The Company and Mr. Rogel also entered into an Indemnity Agreement in the Company’s standard form.

Item 8.01               Other Events

The Company has adopted a revised standard compensation arrangement for its non-management directors.  Pursuant to the revised Board of Directors Summary of Compensation Terms (the “Terms”), a copy of which is filed as Exhibit 10.1 to this Report, each non-management director is entitled to the following compensation:

•                  An annual cash retainer of $55,000 as compensation for the attendance of up to six Board Meetings, and $1,250 for each additional meeting;

•                  An annual retainer for the chair of any standing committee of $10,000;

•                  A meeting fee of $1,250 for each committee meeting attended by the non-management director;

•                  Commencing on the first day of the calendar month following the date of appointment or election , an annual grant of shares of common stock of the Company with a fair market value of $75,000 (based upon the average closing price for the 30 trading days preceding the grant).  A director is required to retain any shares that were granted to the director during the first two years of service on the Board of Directors until his or her service with the Board of Directors terminates.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

Item 10.1                                                 Board of Directors Summary of Compensation Terms

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnergySolutions, Inc.

Dated: August 19, 2009	By	/s/ BREKE J. HARNAGEL
Breke J. Harnagel
Acting General Counsel and Secretary